                                     BB&T

                                      and
                           Hardwick Holding Company
                                Dalton, Georgia

                          Expanding a Great Franchise
                             Analyst Presentation
                              November 17, 1999

                          Forward-Looking Information

  BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in Hardwick's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and Hardwick, the amount of general and administrative expense consolidation, costs relating to converting Hardwick's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

  Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
  (1) expected cost savings from this merger or other previously-announced mergers may not be fully realized or realized within the expected time frame;
  (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including Hardwick, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and Hardwick are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and Hardwick may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and Hardwick.

  BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                    Outline

     .  Background and transaction terms

     .  Financial data

     .  Rationale and strategic objectives

     .  Investment criteria

     .  Summary

                               BB&T Corporation
                                     (BBT)

     .  $44.8 billion bank holding company*

     . 691 branch locations in NC, SC, VA, GA, MD, WV, KY and the District of Columbia*


                                        For 3 months
                                       Ended 9/30/99**
                                       -------------

          .  ROA                           1.55%

          .  Cash Basis ROA                1.69%

          .  ROE                          21.20%

          .  Cash Basis ROE               27.88%

          .  Cash Basis Efficiency Ratio  51.17%

* Includes the pending acquisitions of Premier Bancshares, Inc. and First Liberty Financial Corp.
** Recurring earnings

                           Hardwick Holding Company

     .    $518.3 million bank holding company

     .    9 banking offices in Georgia


                                          For 3 months
                                          Ended 9/30/99
                                          -------------
     .    ROA                                 1.16%

     .    ROE                                10.98%

     .    Efficiency ratio                   61.39%

                           Pro Forma Company Profile
                              September 30, 1999


     .  Size:       $45.3 billion in assets

                    $12.8 billion in market capitalization*

     .  Offices     NC:    341
                    VA:    104
                    SC:     90
                    GA:     91
                    MD:     51
                    KY:     10
                    WV:      7
                    DC:      6
                    ----------
                    Total  700


* Based on closing prices as of 11/15/99. Includes outstanding shares for First Liberty Corp., Premier Bancshares, Inc., and Hardwick Holding Company.

                           Terms of the Transaction

                                 Consideration

     . The exchange ratio will be based on BB&T's average closing price during a pricing period. The exchange ratio will be fixed at .9010 BB&T shares per Hardwick share if BB&T's price closes at or above $36.00. The exchange ratio will be fixed at .9320 BB&T shares per Hardwick share if BB&T's price closes at or below $33.50. The exchange ratio will float between .9010 and .9320 if BB&T's price closes between $36.00 and $33.50.

                           Terms of the Transaction

     .    Purchase price:        $32.94 per share/1/

     .    Aggregate value:       $138.7 million/1/

     .    Structure:             Tax-free exchange of stock equal to
                                 100% of purchase price

     .    Accounting treatment:  Transaction will be accounted for as a pooling-of-interests

     .    Lock-up provision:     Stock option agreement

     .    Expected Closing:      Second quarter of 2000


/1/  Based on BB&T's closing stock price of $36.5625 as of 11/15/99.

                                    Pricing


     .    Purchase price                $32.94

     .    Premium/market                  N/A*

     .    Price/9-30-99 stated book       2.53x

     .    Price/LTM EPS                  26.35x

     .    BB&T shares issued              3.79 million**


*   Hardwick Holding Company's stock is not publicly traded.
** BB&T shares issued based on Hardwick shares outstanding including unreleased restricted shares outstanding.

                            Acquisition Comparables*

  Bank Acquisitions with Deal Values over $50 Million Announced Since 8/15/99

- ------------------------------------------------------------------------------------------------------------------------------------
                                                                                  Total                           Deal Pr/  Deal/Pr
                                                                      Date       Assets   Deal     Deal    Deal/Pr   LTM   Estimated
          Buyer                         Seller                     Announced     Seller   Value    Pr/Bk    Tg Bk     EPS     EPS
                                                                                  $000   ($M)      (%)      (%)     (x)      (x)
First Charter Corporation       Carolina First BancShares Inc.     11/08/1999    762,687   263.2   401.00   439.57   32.95   28.34
Wells Fargo & Company           Michigan Financial Corporation     11/03/1999    833,592   209.3   208.86   208.86   18.12    N/A
Gold Banc Corporation Inc.      CountryBanc Holding Company        10/25/1999    463,313    82.7   211.03   286.12   16.83    N/A
Wachovia Corp.                  B.C. Bankshares Incorporated       10/07/1999    369,703   133.9   360.37   360.37   21.76    N/A
F&M National Corporation        State Bank of the Alleghenies      10/06/1999    155,411    53.3   310.53   310.53   21.45    N/A
Summit Bancorp                  NMBT CORP                          10/04/1999    391,930    76.1   245.75   247.15   21.31   20.31
Wells Fargo & Company           North County Bancorp               09/30/1999    349,003   112.0   348.13   350.39   23.42    N/A
City National Corporation       Pacific Bank NA                    09/22/1999    728,622   151.4   197.14   220.20   42.03   18.13
InterWest Bancorp Inc.          Liberty Bay Financial Corporation  09/15/1999    179,518    50.7   260.70   262.95   18.33    N/A
Old Kent Financial Corp.        Grand Premier Financial            09/10/1999  1,574,959   393.1   206.44   225.44   12.34   19.37
Old National Bancorp.           Heritage Financial Services Inc.   09/10/1999    206,794    63.3   381.83   382.38   21.49    N/A
Gold Banc Corporation Inc.      American Bancshares Inc.           09/07/1999    484,828    93.1   338.55   339.18   45.45   34.96
U.S. Bancorp                    Peninsula Bank of San Diego        09/02/1999    453,828   104.4   347.58   348.87   22.69    N/A
Centura Banks Inc.              Triangle Bancorp Inc.              08/23/1999  2,285,333   607.7   356.16   412.70   24.38   21.67
Staten Island Bancorp Inc.      First State Bancorp                08/18/1999    352,365    84.0   212.26   212.26   18.72    N/A
NBT Bancorp Inc.                Lake Ariel Bancorp Inc.            08/16/1999    492,894    92.6   255.88   272.06   25.00   24.67

Maximum                                                                        2,285,333   607.7    401.0    439.6    45.5    35.0
Minimum                                                                          155,411    50.7    197.1    208.9    12.3    18.1
Average                                                                          630,265   160.7    290.1    304.9    24.1    23.9

- ----------------------------------------------------------------------------------------------------------------------------------
- ----------------------------------------------------------------------------------------------------------------------------------
BB&T Corp.                       Hardwick Holding Company                        518,251   138.7    252.8    270.4    26.4    25.1
Over (Under)Average Comparable                                                                      (37.3)   (34.5)    2.2     1.2

- ----------------------------------------------------------------------------------------------------------------------------------

*  Source for Acquisition Comparables: SNL Securities.

                                Financial Data

                               Financial Summary

     For Quarter Ended:                  9/30/99        9/30/00
                                        BB&T/1/       Hardwick/1/
                                        ---------     -----------
          ROA                              1.55%          1.16%

          ROE                             21.20          10.98

          Net interest margin (FTE)        4.25           4.59

          Efficiency ratio                53.15          61.39

          Net charge-offs                   .26            .13

          Reserve/NPLs                   410.36         486.00

          NPAs/assets                       .28            .29


/1/ Recurring earnings

                               Capital Strength

                                           BB&T     Hardwick
                                         (9/30/99)  (9/30/99)
                                         ---------  ---------
          Equity/assets                    7.4%      10.6%

          Leverage capital ratio           6.6%      10.0%

          Total risk-based capital        13.4%      14.0%

                           Rationale for Acquisition

     .    BB&T has an announced strategy to pursue in-market
          (Carolinas/Virginia/DC/Maryland/Georgia) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of Hardwick Holding Company is consistent with this strategy.

     . This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.

     . Hardwick provides BB&T with an enhanced market presence in the high growth northwestern counties of Georgia.

                             Strategic Objectives

     The key strategic objectives in this acquisition are:

          -  Extension of BB&T's Georgia franchise

          -  Improve efficiency

               .  25% cost savings to be realized in the year 2001

          - Supplement Hardwick's primarily commercial lending expertise in additional segments such as:

               .  Mortgage lending

               .  BB&T's strong retail banking emphasis

               .  BB&T's extensive array of fee related businesses

          - Increase productivity and market penetration through the use of BB&T's successful "Decathlon" sales management system

                             Franchise Enhancement

     .  Enhancement of BB&T's Georgia operations

     .  Provides added presence in markets contiguous to the Atlanta Metro area

     . Provides BB&T with a branch distribution system in the most attractive markets in Northwest Georgia

     . Expands BB&T's penetration along the Interstate 75 corridor between Atlanta, GA and Chattanooga, TN

     .  Increases BB&T's asset base in Georgia to $4.6 billion

                            Efficiency Improvement


                         Targeted Annual Cost Savings
                         ----------------------------

                          $5 million or approximately
                        25% of Hardwick's expense base

                          After-Tax One-Time Charges

                        One-time merger-related charges
                        -------------------------------

                                 $6.5 million

                                Branch Locations

         [map of mid-atlantic United States showing branch locations]

     [Legend]
     [dark triangle]   BB&T Corporation
     [light triangle]  First Liberty Financial Corp. (BB&T pending acquisition)
     [diamond]         Premier Bancshares, Inc. (BB&T pending acquisition)
     [square]          Hardwick Holding Company

                               Branch Locations

                   [map of Georgia showing branch locations]

     [Legend]
     [square]    Hardwick Holding Company Branches

                            Market Characteristics
Northwest Georgia

                    . Dalton is the county seat of Whitfield County and is known as the "Carpet Capital of the World."

                    . Dalton ranks third in the state of Georgia in terms of manufacturing, capital investment growth, and per capita income growth.

                    . 1999 unemployment rate in Whitfield county is 3.4% (24% below national rate).

                    . Dalton is located on I-75 between Atlanta, GA and Chattanooga, TN.

                           BB&T Investment Criteria

     .  EPS and Cash Basis EPS (accretive by year 2)

     .  Internal rate of return (15% or better)

     .  Return on equity and Cash Basis ROE (accretive by year 3)

     .  Return on assets and Cash Basis ROA (accretive by year 3)

     .  Book value per share (accretive by year 5)

     .  Must not cause combined leverage capital ratio to go below 7%

     Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

                                  Assumptions

     . BB&T's 1999 and 2000 EPS are based on First Call estimates of $1.97 and $2.20 respectively, and subsequent years are based on 12% income statement and balance sheet growth.

     . Hardwick's 1999 EPS is based on management's estimate of $1.31. Hardwick's 2000 EPS estimate (on a stand-alone basis) is $1.35. Subsequent to the acquisition, we have assumed that performance can be enhanced through more effective management of Hardwick's balance sheet. For the years 2001 and thereafter, we have assumed 12% income statement and balance sheet growth except for the enhancements cited below.

     . $5.0 million in cost savings (25% of Hardwick's expense base), 60% realized in the year 2000 and 40% realized in 2001.

     . Hardwick's core net interest margin (non-FTE) is maintained annually at 4.60%.

     .  Hardwick's core fee income ratio is increased to 25% by 2005.

                           Earnings Per Share Impact

                                              --------------------------
                               Accretion                     Accretion
                               (Dilution)        Pro Forma   (Dilution)
                    Pro Forma  Pro Forma         Cash Basis  Pro Forma
                       EPS       Shares             EPS        Shares
                    ---------  ----------       ----------  ----------

          2000*      $2.20       $0.001            $2.34       $0.001
          2001        2.47        0.002             2.61        0.003
          2002        2.76        0.004             2.91        0.004
          2003        3.10        0.006             3.24        0.006
          2004        3.47        0.008             3.61        0.008
          2005        3.89        0.011             4.03        0.011
          2006        4.36        0.013             4.49        0.012
          2007        4.88        0.015             5.02        0.013
          2008        5.46        0.017             5.60        0.015
          2009        6.12        0.019             6.25        0.017
          2010        6.85        0.021             6.99        0.019
                                              --------------------------

                                      ---------
             Internal rate of return    18.64%
                                        -----
                                      ---------
*  Recurring earnings

                                  ROE Impact/1/

                                                ---------------------------

                                                   Pro Forma
                     Pro Forma                     Cash Basis
                      ROE (%)        Change         ROE (%)      Change
                    -----------     --------      -----------   --------

          2000/2/      19.22        (0.060)         23.75        (0.109)
          2001         19.10        (0.025)         22.76        (0.055)
          2002         18.95        (0.015)         21.88        (0.038)
          2003         18.77        (0.008)         21.12        (0.027)
          2004         18.58        (0.003)         20.45        (0.018)
          2005         18.36         0.004          19.86        (0.011)

                                                 ---------------------------


/1/ The decrease in ROE results from the build up in equity relative to assets. /2/ Recurring earnings

                                  ROA Impact


                                                 -------------------------
                                                  Pro Forma
                      Pro Forma                   Cash Basis
                       ROA (%)    Change           ROA (%)     Change
                     -----------  -------        ------------  -------

          2000*         1.61       (0.003)          1.74       (0.004)
          2001          1.62       (0.002)          1.73       (0.003)
          2002          1.62       (0.002)          1.72       (0.002)
          2003          1.62       (0.001)          1.71       (0.001)
          2004          1.62       (0.001)          1.70       (0.001)
          2005          1.63        0.000           1.69       (0.000)
                                                 -------------------------

*   Recurring earnings

                           Book Value/Capital Impact

                      Pro Forma
                 Book Value Per Share        Pro Forma
                ---------------------
                          Accretion          Leverage      Accretion
               Stated     (Dilution)          Ratio        (Dilution)
               ------     ----------         --------      ----------

     2000      $12.13     $0.029              7.85%           0.007
     2001       13.69      0.031              8.14            0.005
     2002       15.48      0.036              8.40            0.004
     2003       17.52      0.041              8.65            0.004
     2004       19.85      0.049              8.88            0.004
     2005       22.51      0.060              9.11            0.004
     2006       25.57      0.073              9.33            0.005
     2007       29.07      0.088              9.54            0.005
     2008       33.07      0.105              9.76            0.005
     2009       37.65      0.123              9.97            0.005
     2010       42.88      0.144             10.18            0.005

                                    Summary

 .  The acquisition of Hardwick Holding Company is a strong strategic fit:

     -  It helps accomplish our goal of expanding the Georgia market

     -  It fits culturally and geographically

     -  This is the type of merger we have consistently successfully executed

 .  Overall Investment Criteria are met:

     -  EPS and Cash Basis EPS accretive in all years

     -  IRR 18.64%

     -  ROE accretive by year 5 and Cash ROE dilutive in all years

     -  ROA accretive by year 5 and Cash ROA dilutive in all years

     -  Book value accretive in all years

     -  Combined leverage ratio remains above 7%

                                   Appendix

          .  Historical Financial Data

          .  Glossary

                         [[Insert Financial summary]]



Hardwick Holding Company
Financial Summary

                                                                                           Estimated
                                                    1997                 1998                 1999
                                            -----------------------------------------------------------
Earnings Summary  (In thousands)

Interest Income (FTE)
Interest on loans & leases                           $ 27,671             $ 28,764             $ 26,629
Interest & dividends on securities                      7,322                8,108                8,937
Interest on temporary investments                         693                  870                  827
                                            -----------------    -----------------    -----------------
    Total interest income (FTE)                        35,686               37,742               36,393
                                            -----------------    -----------------    -----------------

Interest Expense
Interest expense on deposit accounts                   14,232               15,154               13,517
Interest on short-term borrowings                         331                  654                  889
Interest on long-term debt                                100                   30                   17
                                            -----------------    -----------------    -----------------
    Total interest expense                             14,663               15,838               14,423
                                            -----------------    -----------------    -----------------

Net interest income (FTE)                              21,023               21,904               21,970
     Less taxable equivalency adjustment                  490                  474                    -
                                            -----------------    -----------------    -----------------
Net interest income                                    20,533               21,430               21,970
Provision for loan losses                                 800                  500                  200
                                            -----------------    -----------------    -----------------
Net interest income after provision                    19,733               20,930               21,770
                                            -----------------    -----------------    -----------------

Noninterest Income
Service charges on deposit accounts                     2,711                2,589                2,706
Non-deposit fees and commissions                          430                  467                    -
G / (L) on sale of real estate &
 securities                                                71                  189                   (3)
Other operating income                                  3,610                1,680                2,489
                                            -----------------    -----------------    -----------------
    Total noninterest income                            6,822                4,925                5,192
                                            -----------------    -----------------    -----------------

Noninterest Expense
Personnel                                               9,000                8,614                9,191
Occupancy & equipment                                   3,162                3,186                3,184
FDIC premiums                                              48                   43                    -
Other operating expenses                                6,354                6,519                6,746
                                            -----------------    -----------------    -----------------
    Total noninterest expense                          18,564               18,362               19,121
                                            -----------------    -----------------    -----------------

                                                        7,991                7,493                7,841
Income taxes                                            2,765                2,406                2,395
                                            -----------------    -----------------    -----------------
Net income before nonrecurring charges                  5,226                5,087                5,446
                                            -----------------    -----------------    -----------------
Nonrecurring charges                                        -                    -                    -
                                            -----------------    -----------------    -----------------
    Net income                                       $  5,226             $  5,087             $  5,446
                                            =================    =================    =================

Basic EPS                                            $   1.32             $   1.27             $   1.32
Diluted EPS                                              1.29                 1.26                 1.31
Diluted EPS before nonrecurring charges                  1.29                 1.26                 1.31

Book value                                           $  12.58             $  13.40             $  13.24

EOP shares                                              4,021                4,188                4,197
Basic shares                                            3,973                4,009                4,139
Diluted shares                                          4,047                4,033                4,157

                           [Insert Financial Summary]


Hardwick Holding Company
Financial Summary

                                                                                              Estimated
                                                       1997                 1998                1999
                                            -----------------------------------------------------------
Average Balance Sheet
(In thousands)

Assets
Loans                                                $290,500             $308,487             $306,728
Securities                                            116,674              130,779              153,108
Other earning assets                                   12,832               16,736               21,198
                                            -----------------    -----------------    -----------------
    Total interest-earning assets                     420,006              456,002              481,034
                                            -----------------    -----------------    -----------------

Goodwill & other intangibles                            5,259                4,267                3,761
Other assets                                           36,920               35,468               36,697
                                            -----------------    -----------------    -----------------
    Total assets                                     $462,184             $495,737             $521,492
                                            =================    =================    =================

Net interest margin                                      5.01%                4.80%                4.57%

Securities as a percent of earning assets                  28%                  29%                  32%


Liabilities & Shareholders' Equity

Interest-bearing deposits:
Money Market & NOW                                   $ 93,698             $100,398             $113,250
Savings                                                29,144               29,581               29,553
CD's and other time                                   193,825              205,103              197,775
                                            -----------------    -----------------    -----------------
    Total interest-bearing deposits                   316,667              335,082              340,578
Short-term borrowed funds                               6,572               13,343               23,437
Long-term debt                                          1,377                  368                  181
                                            -----------------    -----------------    -----------------
    Total interest-bearing liabilities                324,616              348,793              364,196

Demand deposits                                        83,956               89,216               96,994
Other liabilities                                       4,093                4,440                4,816
                                            -----------------    -----------------    -----------------
    Total liabilities                                 412,665              442,449              466,006
                                            -----------------    -----------------    -----------------

Preferred equity                                            -                    -                    -
Common equity                                          49,519               53,288               55,486
                                            -----------------    -----------------    -----------------
    Total equity                                       49,519               53,288               55,486
                                            -----------------    -----------------    -----------------
                                            -----------------    -----------------    -----------------
Total liabilities & shareholders' equity             $462,184             $495,737             $521,492
                                            =================    =================    =================

Other int-liab. as a percent of total                     1.7%                 2.8%                 4.5%
 assets

                         [[Insert Financial Summary]]


Hardwick Holding Company
Financial Summary

                                                                                 Estimated
                                                  1997            1998              1999
                                            ------------------------------------------------
Ratio Analysis

ROA                                               1.13%           1.03%             1.04%
ROCE                                             10.55%           9.55%             9.81%
Efficiency ratio                                  66.8%           68.9%             70.4%
Adj. noninterest income / Adj. revenues           24.3%           17.8%             19.1%
Average equity / Average assets                   10.7%           10.7%             10.6%

Credit Quality

(In thousands)
Beginning                                     $  6,778        $  6,984          $  7,119
                                             ---------       ---------         ---------
Provision                                          800             500               200
Acquired allowance                                   -               -                 -
Net charge-offs                                   (594)           (365)             (613)
                                            ----------       ---------         ---------
Ending allowance                              $  6,984        $  7,119          $  6,706
                                            ----------       ---------         ---------


Allowance                                         2.20%           2.33%             2.09%
Charge-off rate                                   0.20%           0.12%             0.20%

Period end loans & leases                     $317,556        $305,891          $321,308

Period end common equity                      $ 50,603        $ 56,117          $ 55,589

                                   Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring Results or Ratios - earnings excluding charges and expenses principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

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